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                                                                   Exhibit 10.1



                        SHARE SALE AND PURCHASE AGREEMENT
                          AND ASSIGNMENT OF SHARES IN


                     AAVID THERMALLOY GERMANY HOLDINGS GMBH


     Today, on July 11, 2002 (two thousand and two), appeared before me,

                               DR. HEINZ KEILBACH

     Notary Public in Passau, with his business seat at 94032 Passau, Gro(beta)e Klingergasse 2a, Germany

     1.   Mr. Ralph Hummel

     identified by his identity card and acting not for himself, but on behalf of

                        AAVID THERMAL TECHNOLOGIES, INC.
                                   (Delaware)
                          One Eagle Square, Suite 509,
                          Concord, New Hampshire 03301
                                     U.S.A.

                                   - SELLER -

     based on certified and, by adding of an Apostille, legalized
     Power-of-Attorney dated July 2, 2002, presented as original and attached as copy

     and


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     2. Mr. Stefan Petters

     personally known to me and acting not for himself, but on behalf of


        ELECTROVAC FABRIKATION ELECTROTECHNISCHER SPEZIALARTIKEL GES MBH
                     Aufeldgasse 37-39, 3400 Klosterneuburg
                               Osterreich/Austria

                                  - PURCHASER -

     based on certified Power-of-Attorney dated July 10, 2002 presented as original and attached as copy.

     At the request of the persons appearing I record, after denial of prior involvement, in accordance with his statements the following:



                                                                  EXECUTION COPY

                                       2

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                        SHARE SALE AND PURCHASE AGREEMENT


                               DATED JULY 11, 2002


                                     BETWEEN


                        AAVID THERMAL TECHNOLOGIES, INC.,

                                   AS SELLER,

                                       AND

        ELECTROVAC FABRIKATION ELECTROTECHNISCHER SPEZIALARTIKEL GESMBH,

                                  AS PURCHASER.



                                       3

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TABLE OF CONTENTS


SECTION                                                                                                         PAGE

1.    DEFINITIONS AND INTERPRETATION..............................................................................2

   1.1.     DEFINITIONS.  IN THIS AGREEMENT:......................................................................2
   1.2.     INTERPRETATION........................................................................................5

2.    SALE AND PURCHASE OF THE SHARES.............................................................................7


3.    PURCHASE PRICE AND PAYMENT..................................................................................8


4.    CLOSING AND POST-CLOSING....................................................................................8


5.    REPRESENTATIONS AND WARRANTIES OF THE SELLER................................................................9

   5.1.     POWER AND AUTHORITY..................................................................................10
   5.2.     ACCURACY OF INFORMATION..............................................................................10
   5.3.     STANDING OF AAVID GERMANY AND THE COMPANIES..........................................................11
   5.4.     TITLE TO THE SHARES; AAVID GERMANY'S CURAMIK SHARES AND THE SUBSIDIARY SHARES........................11
   5.5.     OTHER SUBSIDIARIES, ASSOCIATIONS AND BRANCHES........................................................12
   5.6.     THE ACCOUNTS AND THE PRE-CLOSING ACCOUNTS............................................................13
   5.7.     UNDISCLOSED LIABILITIES..............................................................................14
   5.8.     CONDUCT OF BUSINESS BETWEEN THE ACCOUNTS DATE AND THE CLOSING DATE...................................15
   5.9.     DIVIDENDS............................................................................................16
   5.10.    SUBSIDIES ETC........................................................................................16
   5.11.    REAL PROPERTY AND OTHER ASSETS.......................................................................17
   5.12.    INTELLECTUAL PROPERTY................................................................................18
   5.13.    AGREEMENTS...........................................................................................20
   5.14.    ANTI-COMPETITIVE ARRANGEMENTS........................................................................21
   5.15.    NO POWERS OF ATTORNEY................................................................................21
   5.16.    INSIDER CONTRACTS....................................................................................21
   5.17.    MARKETING INFORMATION................................................................................22
   5.18.    CUSTOMERS............................................................................................22
   5.19.    LITIGATION AND COMPLAINTS............................................................................22
   5.20.    LICENSES AND COMPLIANCE WITH LAWS....................................................................22
   5.21.    EMPLOYEES............................................................................................23
   5.22.    ENVIRONMENTAL........................................................................................25
   5.23.    INSURANCE............................................................................................26
   5.24.    NO ILLEGAL OR IMPROPER TRANSACTIONS..................................................................27
   5.25.    TAX..................................................................................................27
   5.26.    BROKERS..............................................................................................28
   5.27.    INDEBTEDNESS ETC BETWEEN ANY OF THE MEMBERS OF THE SELLER GROUP......................................28

6.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER............................................................28

   6.1.     POWER AND AUTHORITY OF THE PURCHASER.................................................................28
   6.2.     CONSENTS AND APPROVALS...............................................................................29
   6.3.     DUE DILIGENCE........................................................................................29
   6.4.     BROKERS..............................................................................................29


                                       i
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ii

7.    CLOSING CONDITIONS.........................................................................................30
   7.1.     CONDITIONS TO SELLER'S OBLIGATIONS TO CLOSE..........................................................30
   7.2.     CONDITIONS TO THE OBLIGATIONS OF PURCHASER TO CLOSE..................................................30

8.    INDEMNIFICATION - GENERAL..................................................................................31
   8.1.     BREACH OF THE WARRANTIES.............................................................................31
   8.2.     COMMERCIAL, GOVERNMENTAL AND CONTRACTUAL LIABILITIES.................................................33
   8.3.     ENVIRONMENTAL REMEDIATION LIABILITIES................................................................34
   8.4.     SELLER'S LIABILITY...................................................................................35
   8.5.     LIMITATION OF SELLER'S LIABILITY.....................................................................35
   8.6.     PURCHASER'S LIABILITY................................................................................36

9.    NOTICES....................................................................................................37

10.      TERMINATION; TERMINATION FEE............................................................................38
   10.1.    TERMINATION..........................................................................................38
   10.2.    EFFECT OF TERMINATION................................................................................38
   10.3.    TERMINATION FEE......................................................................................38

11.      MISCELLANEOUS...........................................................................................39

12.      GOVERNING LAW AND DISPUTES..............................................................................40

SCHEDULES

2              Material Agreements
5.4.2          Aavid Germany Share Capital
5.4.3          Curamik Share Capital
5.4.5          Outstanding obligations, warrants, options, pre-emptive rights
5.4.6          Liens and Security Interests
5.4.7          Voting agreements or other shareholder agreements
5.5.2          Branches or permanent establishments outside of Germany
5.6.1(c)       Non-conforming financial statement preparation procedures re:
               Accounts
5.6.1(d)       Capital Commitments Re: Accounts
5.6.2(c)       Non-conforming financial statement preparation procedures re:
               Pre-Closing Accounts
5.6.2(d)       Capital Commitments Re: Pre-Closing Accounts
5.6.3          Accounts Receivable Aging
5.6.4          Payments Re: post-closing date services/expenses
5.8.3(j)       Material investments in fixed assets
5.8.4          Related party payment transactions
5.10.1A        Grants, subsidies and instruments pertaining to the receipt of financial assistance, trade secrets, etc.(confidential)
5.10.1B        Grants, subsidies and instruments pertaining to the receipt of financial assistance (non-confidential)
5.11.1         Real Property
5.11.2         Material defects
5.11.3         Effect of consummation of sale of Shares on Leases

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iii

5.12.1         Intellectual property infringement claims
5.12.2         Registered intellectual property rights
5.12.6 Intellectual property rights held by Seller Group and third parties
5.13.5 Sole source suppliers; canceled orders and threats to cancel orders
5.16.1         Insider contracts
5.21.2         List of employees
5.21.3         Consulting agreements
5.21.5         Commissions and non-salary remuneration
5.21.6         Severance, redundancy payment obligations
5.21.9         Employee benefit plans
5.21.12        Collective bargaining, shop or similar agreements
5.21.14        Persons who may be owed obligations under the Employee Inventions
               Act
5.21.15 Violations of workers' health and/or safety laws, regulations, rules and standards
5.22.3         Environmental assessment reports
5.23           Insurance
5.25.1         Tax returns and taxes - open items
5.25.2         Taxes paid or reserved for
5.25.3         Tax penalties, fines, interest
5.25.4         Tax audits, investigations, etc.

EXHIBITS

A        Accounts
B        Share Transfer Agreement
C        Articles of Association of Aavid Germany and the Companies
D        Form of Assumption of Subsidy Obligations

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                        SHARE SALE AND PURCHASE AGREEMENT

This share sale and purchase agreement is made on July 11, 2002

BETWEEN

(1) Aavid Thermal Technologies, Inc., a corporation duly incorporated, organized and validly existing in good standing under the laws of Delaware, having its principal office located at One Eagle Square, Suite 509, Concord, New Hampshire 03301 ( "SELLER"); and

(2) Electrovac Fabrikation Electrotechnischer Spezialartikel GesmbH, a company duly incorporated, organized and validly existing under the laws of Austria, having its principal office located at Aufeldgasse 37-39, 3400 Klosterneuburg, Austria, (the "PURCHASER").

WHEREAS

A. Aavid Thermalloy Germany Holdings GmbH, registered under number HRB 2253 with the Commercial Register of the Municipal Court in Weiden/Oberpfalz, (the "AAVID GERMANY") is a limited liability company incorporated in Germany, having a registered share capital of Euro25,000 divided into one share with the following nominal value: Euro25,000 (the "SHARES").

B. curamik electronics GmbH, registered under number HRB 632 with the Commercial Register of the Municipal Court in Weiden/Oberpfalz ("CURAMIK"), is a limited liability company incorporated in Germany, having a registered share capital of Euro25,650 divided into three shares with the following nominal values: Euro22,950, Euro2,500 and Euro200 (the "CURAMIK SHARES").

C. Curamik Electronics, Inc. (the "SUBSIDIARY") is a corporation organized under the laws of Texas which is authorized to issue 1,000,000 shares of common stock 1,000 of which are issued and outstanding (the "SUBSIDIARY SHARES").

D.   Seller owns all of the Shares.

E. Aavid Germany owns Curamik Shares constituting Euro22,950 of Curamik's registered share capital.

F. Mr. Peter Maier, residing at Hugo Dietz-Strasse 19, 91207 Lauf a.d. Pegnitz, Germany ("MR. MAIER"), owns Curamik Shares constituting Euro2,500 of Curamik's registered share capital.

G. Dr. Jurgen Schulz-Harder, residing at Hugo Dietz-Strasse 32, 91207 Lauf a.d. Pegnitz, Germany ("DR. SCHULZ-HARDER"), owns Curamik Shares constituting Euro200 of Curamik's registered share capital..

H.   Curamik owns all of the Subsidiary Shares.

I. Curamik is engaged in the business of developing, manufacturing and selling electronic components and devices consisting wholly or in part, of direct bonded copper substrate

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2


     materials ("DBC COMPONENTS"). The Subsidiary is engaged in the business of selling DBC Components manufactured by Curamik.

J. The Seller wishes to sell and the Purchaser wishes to purchase all the Shares, pursuant to the terms, and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, the Parties hereto agree as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1. Definitions. In this Agreement:

     "ACCOUNTING PRINCIPLES" means the accounting principles that have been consistently applied for each of the financial years immediately preceding the Accounts Date for Aavid Germany and each of the Companies, and are (a) with respect to Aavid Germany and Curamik, in accordance with applicable laws and general accepted accounting principles in Germany; and (b) with respect to the Subsidiary, in accordance with applicable laws and general accepted accounting principles in the United States.

     "ACCOUNTS" means (a) the audited balance sheets as at the Accounts Date, and the audited profit and loss reports for the year ending on that date for Curamik, individually, and the auditors' reports and the notes relating to them; and (b) the unaudited balance sheet as at the Accounts Date and the unaudited profit and loss report for the year ending on that date for each of Aavid Germany and the Subsidiary, individually, copies of all of which have been attached hereto as Exhibit A;

     "ACCOUNTS DATE" means December 31, 2001;

     "AFFILIATE" means, when referring to a person, is a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person;

     "BENEFIT PLAN" and "BENEFIT PLANS" have the meanings attributed to such terms in Section 5.21.9;

     "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are generally open in Eschenbach, Germany for normal business;

     "CLOSING" means closing of the sale and purchase of the Shares in accordance with Section 4;

     "CLOSING DATE" means July 17, 2002, or such other date as the Parties shall mutually agree upon in writing;

     "COMPANIES" means collectively, Curamik and the Subsidiary;

     "ELIGIBLE CLAIM" means a claim that Seller shall not dispute or which, if so disputed, shall be resolved, pursuant to Section 12.2 in Purchaser's favor, in an amount not less

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3

     than Euro10,000 arising from a breach of (a) any Warranty; or (b) any obligation owed by Seller with respect to any of the commercial, governmental and contractual liabilities set forth in Section 8.2.

     "GOVERNMENTAL ENTITY" has the meaning attributed to such term in Section
     6.2;

     "INTELLECTUAL PROPERTY RIGHT" means all (i) patents, patent applications, patent disclosures, utility models, utility model applications and inventions (including employee inventions whether claimed or not), (ii) trademarks, service marks, trade dress, trade names, URL's, logos and corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, design patents and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium);

     "LIEN" means any right which (a) shall entitle any person to terminate, amend, accelerate or cancel any agreement, option, license or other instrument to which any of the Companies is a Party by reason of the occurrence of (i) a violation, breach or default thereunder by any of the Companies; or (ii) an event which with or without notice or lapse of time or both would become a default thereunder; or (b) if exercised by the holder thereof, will (i) entitle such person to accelerate the performance of any obligations or the payment of any sums owed by any of the Companies under any agreement, option, license or other instrument, or (ii) result in any loss of any benefit under, or the creation of any pledges, claims, equities, options, liens, charges, call rights, rights of first refusal, "tag" or "drag" along rights, encumbrances and security interests of any kind or nature whatsoever on any of the property or assets of any of the Companies;

     "MATERIAL ADVERSE EFFECT" means (i) any fact, event or circumstance that results in or could reasonably be expected to result in an adverse change or effect in the financial condition, assets, liabilities, business, properties, results of operations or business prospects of the Companies, collectively or individually, which change or effect is material with any other such changes or effects, to the specified entities or entity, or (ii) any event, matter, condition or effect which materially impairs the ability of the specified entities or entity to perform on a timely basis their or its obligations under this Agreement or the consummation of the transactions contemplated hereby;

     "MATERIAL AGREEMENT" means each agreement listed in Schedule 2 which has been delivered in escrow to John Mitchell, Esq. who shall hold same until the Closing, at which time he shall deliver such Schedule to the Purchaser;

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4


     "MATERIAL PRE-CLOSING CLAIM" means a claim that Seller shall not dispute or which, if so disputed, shall be resolved, pursuant to Section 12.2 in Purchaser's favor, in an amount equal to or greater than Euro300,000 arising from a breach of (a) any Warranty; or (b) any obligation owed by Seller with respect to any of the commercial, governmental and contractual liabilities set forth in Section 8.2.

     "MEMBER OF THE SELLER GROUP" means Seller, Aavid Germany, Curamik or the Subsidiary, as the case may be;

     "NET ASSETS" means the Operating Assets less Operating Liabilities;

     "NET ASSETS ADJUSTMENT" has the meaning attributed to such term in Section 3.3;

     "NET ASSETS CERTIFICATE" has the meaning attributed to such term in Section 3.3;

     "OPERATING ASSETS" means the difference, determined as at the Pre-Closing Account Date, between (a) the sum of the current assets and property, plant and equipment of each of the Companies; and (b) the sum of the cash and cash equivalents of each of the Companies;

     "OPERATING LIABILITIES" means the sum of the trade accounts payable, accrued expenses and other liabilities and accrued taxes payable (as such terms are employed in the balance sheet included in the Accounts) of each of the Companies determined as at the Pre-Closing Accounts Date;

     "PARTIES" means collectively, the Seller and the Purchaser;

     "PARTY" means individually the Seller or the Purchaser, as the case may be;

     "PERSON" means a natural person, company, corporation, partnership, association, trust or any unincorporated organization;

     "PRE-CLOSING ACCOUNTS" means (a) the unaudited balance sheets as at the Pre-Closing Accounts Date and the unaudited profit and loss reports for the Pre-Closing Accounts Period for each of Aavid Germany and Curamik, individually as well as on a consolidated basis, and the notes relating to them; and (b) the unaudited balance sheet as at the Pre-Closing Accounts Date and the unaudited profit and loss report for the Pre-Closing Accounts Period for the Subsidiary, individually;

     "PRE-CLOSING ACCOUNTS DATE" means the last day of the month immediately preceding the month during which the Closing shall take place;

     "PRE-CLOSING ACCOUNTS PERIOD" means the date commencing on the date immediately following the Accounts Date and ending on the Pre-Closing Accounts Date;

     "PURCHASE PRICE" has the meaning attributed to such term in Section 3.1;

     "SELLER GROUP" means the Seller, Aavid Germany, Curamik and the Subsidiary, collectively.

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5

      "SOCIAL SECURITY CONTRIBUTIONS" mean all payments to be made by any of the Companies under applicable law for health (Krankenversicherung), unemployment (Erwerb-slosenversicherung), retirement (Rentenversicherung), accident (Unfallversicherung), social care (Pflegeversicherung) and any other insurance coverage or benefit scheme;

      "TAX", "TAXES" and "TAXATION" mean (a) income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, payroll and franchises imposed by or under any federal, state, local or foreign statute, law, rule or regulation, and such terms shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof; (b) liability of any of the Companies or any fiduciary for the payment of any amounts of the type described in clause
      (a) as a result of being a member of an affiliated, combined consolidated or unitary group for any taxable period; and (c) liability of any of the Companies for the payment of any amounts of the type described in clauses
      (a) or (b) as a result of any express or implied obligation to indemnify any other person;

      "TAXATION AUTHORITY" means any federal, state, local or foreign governmental agency, department or other entity which is authorized by applicable law to assess and collect Taxes; and

      "WARRANTIES" means the warranties and representations set out in Article 5 below.

1.2.  Interpretation

      (a) As used in this Agreement and each Schedule hereof and Exhibit hereto, unless the context clearly indicates otherwise:

            (i) words used in the singular include the plural and words in the plural include the singular;

            (ii) reference to any person includes such person's successors and assigns, but only if such successors and assigns are permitted by this Agreement or such other Schedule hereof or Exhibit hereto, and reference to a person in a particular capacity excludes such Person in any other capacity;

            (iii) reference to any gender includes the other gender;

            (iv) whenever the words "include," "includes" or "including" are used in this Agreement or any Schedule hereof or Exhibit hereto, they shall be deemed to be followed by the words "without limitation" or "but not limited to" or words of similar import;

            (v) reference to any Article, Section, Exhibit or Schedule means such Article or Section of, or such Exhibit or Schedule to, this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

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6

            (vi) the words "herein," "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

            (vii) reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

            (viii) reference to any law (including statutes and ordinances)
                  means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability, and reference to any particular provision of any law shall be interpreted to include any revision of or successor to that provision regardless of how numbered or classified;

            (ix) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding" and "through" means "through and including";

            (x) in the event of any conflict between the provisions of the body of this Agreement and the Exhibits or Schedules hereto, the provisions of the body of this Agreement shall control;

            (xi) the titles to Articles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement; and

            (xii) the word or phrase "material," "any material respect;" "all material respects;" "in material compliance with" and all such other words or phrases of similar construction employed in this Agreement shall mean, if such word or phrase refers to

                  1) a Person's compliance with a statute, law, ordinance, regulation or rule enacted or promulgated by a governmental authority having jurisdiction over such Person, that the Person's conduct or actions do not or shall not constitute, have not resulted in or shall not result in, a violation thereof which would entitle that governmental authority to a) obtain a judgment, injunction or other court order awarding monetary damages or imposing monetary sanctions against, or restricting the conduct of, such Person in a manner that is consequential to the Person's earning power over a commercially reasonable period of time; or b) terminate any right, license, franchise, subsidy or other grant previously awarded by such authority to such Person that is consequential to the Person's earning power over a commercially reasonable period of time;

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7

                  2) a Person's compliance with, conduct pursuant to or representations and warranties made in, an agreement (including this Agreement), license, deed or other instrument or document entered into and executed by such Person which pertains to or grants rights with respect to material assets, material Intellectual Property Rights or material property of any nature and description (in each case, a "Rights Instrument"), that the Person's conduct or actions do not or shall not constitute, have not resulted in or shall not result in, a default thereunder that, if not cured within the time provided therefor, would entitle any other party to the Rights Instrument to 1) rescind, cancel, terminate or materially adversely affect the defaulting Person's rights under such Rights Instrument; or 2) obtain a judgment, injunction or other court order awarding monetary damages or imposing monetary sanctions against; or restricting the conduct of, such Person in a manner that is consequential to the Person's earning power over a commercially reasonable period of time; and

                  3) a Material Adverse Effect, an adverse change or effect in the financial condition, assets, liabilities, business, properties, results of operations or business prospects of the Companies, collectively or individually, the amount of which shall be in excess of the applicable limit set forth in clause
                  4) hereof.

      (b) This Agreement and each of the Schedules hereof and Exhibits hereto were negotiated by the Parties with the benefit of legal representation, and no rule of construction or interpretation otherwise requiring this Agreement or any of the Schedules hereof and Exhibits hereto to be construed or interpreted against any Party shall apply to any construction or interpretation hereof. Subject to
            Section 11.4, this Agreement shall be interpreted and construed to the maximum extent possible so as to uphold the enforceability of each of the terms and provisions hereof, it being understood and acknowledged that this Agreement was entered into by the Parties after substantial negotiations and with full awareness by the Parties of the terms and provisions hereof and the consequences thereof.

      (c) Where a statement in this Agreement (including the schedules) is qualified by the expression "to the best of the Seller's knowledge" or "so far as the Seller is aware" or any similar expression shall be deemed to include the Seller's actual knowledge and what the Seller should have known after reasonable inquiry of the Managing Director, the members of the Board of Directors and any relevant person(s) involved in the management of the business of each of the respective Companies, such as the controller, the human resources manager and the technology and manufacturing management.

2.    SALE AND PURCHASE OF THE SHARES

2.1. The Seller shall sell and assign and the Purchaser shall purchase and accept the assignment of the Shares under the terms of this Agreement.

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8

2.2. The assignment of the Shares to the Purchaser, as herein and in Exhibit B hereto provided, shall be effective and in force upon fulfillment or waiver of all conditions precedent contained as Closing Conditions in
      Section 7 and exchange of confirmations of the Parties on such fulfillment or waiver upon Closing pursuant to Section 4.2(a) against payment of the Purchase Price pursuant to Section 3.2.

2.3. The sale of the Shares by the Seller to the Purchaser shall include all rights of the Seller thereunder.

3.    PURCHASE PRICE AND PAYMENT

3.1. The purchase price for the Shares and the compensation to be paid for all obligations assumed or to be performed by the Seller hereunder shall be Euro31,290,000, minus, to the extent applicable, the Net Assets Adjustment (the "Purchase Price").

3.2.  The Purchase Price shall be paid at Closing to the Seller.

3.3. On the Closing Date, the Seller shall deliver to the Purchaser a certificate of the accounting firm that audited the Accounts which shall contain a calculation of the Operating Assets and the Operating Liabilities in accordance with the provisions of this Agreement, and shall state the amount of the Net Assets (the "Net Assets Certificate"). In the event that the Net Assets is less than Euro8,000,000, the difference therein as stated in said certificate (the "Net Assets Adjustment") shall be applied as an adjustment to the Purchase Price pursuant to Section 3.1

3.4. The Parties agree that no Taxes or other public charges shall be payable in addition to the Purchase Price. The costs of notarization of this deed shall be borne by the Purchaser.

3.5. The Seller recognizes and agrees that any and all payments and deliveries made by the Purchaser to the Seller shall be in full discharge of the Purchaser's obligations to the Seller under this Agreement. The Purchaser has no responsibility whatsoever for the allocation of the Purchase Price among the Seller.

4.    CLOSING AND POST-CLOSING

4.1. Closing shall take place at the offices of Hall Dickler Kent Goldstein & Wood, LLP at 909 Third Avenue, New York, NY 10022-4731, USA. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed. The Closing shall occur at 3:00 P.M. local time on the Closing Date.

4.2.  At Closing the Seller shall

      (a) confirm in writing in the form included in Exhibit B hereto that all Closing Conditions and any other conditions precedent to the assignment of the Shares, are fulfilled, pursuant to the provisions of the Share Assignment Agreement annexed hereto as EXHIBIT B, and that the assignment of all of the Seller's

9


            respective rights, title and interests in the Shares therewith has become legally effective;

      (b) deliver to the Purchaser the written resignations of such of the officers, members of the Boards and/or managing directors of Aavid Germany and of each of the Companies, other than Mr. Maier and Dr. Schulz-Harder, as the Purchaser shall designate in writing not later than five days prior to the Closing, in each case acknowledging that such resigning officer or Board member has no claim against the Company whether for loss of office or otherwise;

      (c) deliver to the Purchaser duly executed minutes of a shareholders' resolution of Aavid Germany on the appointment of Mr. Stefan Petters, born May 3, 1956 and Mr. Ingo Pfeil, born October 4, 1958 as managing directors of Aavid Germany each released from the limitations of Section 181 Alt 2 (Verbot der Mehrvertretung) of the German Civil Code; and

      (d) deliver to the Purchaser the written release by Canadian Imperial Bank of Commerce of the pledge on the Shares and the security interests as set out in Schedule 5.4.6.

4.3.  At Closing the Purchaser shall

      (a) transfer the amount to be paid pursuant to Section 3.2 by wire to account no 4112017009 at Citibank AG - Frankfurt, Neue Mainzer Strasse 75, 60311 Frankfurt Germany (Swift Address: CITIDEFF) in the name of Keybank National Association, Cleveland, Ohio for the benefit of Aavid Thermalloy/Aavid Thermal Technologies as full consideration for the Shares and for all obligations assumed or to be performed by the Seller hereunder; and

      (b) confirm in writing in the form as included in Exhibit B hereto that all Closing Conditions, and any other conditions precedent to the assignment of the Shares, are fulfilled, pursuant to the provisions of the Share Assignment Agreement annexed hereto as Exhibit B, and that the Purchaser's acceptance of assignment of all of the Shares therewith has become legally effective.

4.4. At the Closing and from time to time thereafter, the Seller shall execute such additional instruments and take such other reasonable actions as Purchaser may reasonably request in order to effectively sell, transfer and assign the Shares to Purchaser and confirm Purchaser's title thereto.

5.    REPRESENTATIONS AND WARRANTIES OF THE SELLER

      In entering into this Agreement, Purchaser is relying upon the correctness of the representations and warranties as defined in Section 434 para 1 sentence 1 German Civil Code ("Beschaffenheitsangaben" as defined in ss. 434 Absatz 1 Satz 1 BGB) made by the Seller to the Purchaser below. The parties to this Agreement agree that the representations and warranties contained in this Article 5 are not given as "Garantien" in

10

       the meaning of Sections 444 Alt 2 and 443 of the German Civil Code and that none of Seller's statements in public, especially advertisement ("Werbung"), in the meaning of Sections 443 para. 1 and 434 para 1 sentence 3 of the German Civil Code shall be interpreted as representation or warranty. The Seller shall be liable for representations and warranties being correct both as of the date hereof as well as on the Closing Date. The Seller and the Purchaser acknowledge and agree that the representations and warranties contained in this
       Article 5 and the legal consequences which will result pursuant to
       Article 8 below if any of such representations and warranties shall not be correct or shall not be complied with are homogeneous with, and an inseparable part of, this Agreement. No other representations and/or warranties than expressly given in this Article 5 are given by Seller.
       Section 434 para 1 sentences 2 and 3 German Civil Code shall not apply.

5.1.   Power and Authority

       5.1.1. The Seller has full power and authority to sell, assign, transfer and deliver the Shares to the Purchaser, to perform all other undertakings of the Seller hereunder and to execute, deliver and perform this Agreement.

       5.1.2 Assuming all filings, registrations, approvals, notifications etc required by applicable laws are made, the execution and delivery of this Agreement by the Seller, the assignment of the Shares to the Purchaser and the Closing of the transactions contemplated hereby:

              (a) will not violate any provision of the respective articles of association of any member of the Seller Group;

              (b) will not violate any statute, rule, regulation, order, award, judgment, injunction or decree of any public body or authority by which any member of the Seller Group or any of their respective properties or assets is bound;

              (c) will not result in a violation or breach of, or constitute a default under, any license, franchise, permit, indenture, agreement or other instrument to which any member of the Seller Group is a party, or by which any of them is bound; and

              (d) will not result in the creation or imposition of any Lien, charge or encumbrance of any nature on any of the properties or assets of Aavid Germany or any of the Companies.

5.2.   Accuracy of Information

       5.2.1. The particulars relating to Aavid Germany and the Companies, and their respective businesses, properties and assets set out in this Agreement without qualification, including the recitals and the schedules to this Agreement, are correct in all material respects. The particulars relating to Aavid Germany and the Companies, and their respective businesses, properties and assets set out in this Agreement as being "to the best of Seller's knowledge", including

11

              the recitals and the schedules to this Agreement, are, to the best of Seller's knowledge, correct in all material respects.

5.3.   Standing of Aavid Germany and the Companies

       5.3.1. Each of Aavid Germany and Curamik is duly incorporated, registered and organized, and validly existing under the laws of Germany and has the corporate power to own its respective properties and carry on its respective business as and where its business is now conducted.

       5.3.2. The Subsidiary is duly incorporated, registered and organized, and validly existing under the laws of Texas and has the corporate power to own its property and carry on its respective business as and where its business is now conducted.

       5.3.3. All returns, resolutions, minutes, annual reports and other documents which Aavid Germany and the Companies are required by law or regulations to file with or deliver to the respective governmental authorities having jurisdiction over them have been correctly prepared in all material respects and duly filed or delivered.

       5.3.4. The articles of association (or the similar organizational documents) of Aavid Germany and the Companies, as attached in Exhibit C, are in full force and effect in compliance with applicable laws.

5.4.   Title to the Shares; Aavid Germany's Curamik Shares and the Subsidiary
       Shares

       5.4.1. At the Closing, the Seller shall deliver good and marketable title to the Shares, free and clear of all Liens, encumbrances, claims, options and restrictions of every kind.

       5.4.2. The Shares as sold under this Agreement represent Euro25,000 (100%) of the registered share capital of Aavid Germany. The division of the registered share capital of Aavid Germany and the nominal values of the Shares are set forth in Schedule 5.4.2. The Shares have been validly issued and are fully paid and non-assessable. No repayments of share capital of Aavid Germany has been made to the Seller, and no contribution obligation (Nachschu(beta)verpflichtung) exists with regard to the Shares.

       5.4.3. Aavid Germany is the owner of Curamik Shares with an aggregate nominal value of Euro22,950 constituting (89.4%) of Curamik's registered share capital of Euro25,650. The division of the registered share capital of Curamik and the nominal values of the shares in the registered share capital of Curamik as well as the ownership of the remaining shares in the registered share capital of Curamik are set forth in SCHEDULE 5.4.3. The shares of Curamik issued to Aavid Germany have been validly issued and are fully paid and non-assessable. No repayments of share capital of Curamik have been made to Aavid Germany or any other shareholder of Curamik, and no contribution

12


              obligation (Nachschlu(beta)verpflichtung) exists with regard to the shares of Curamik held by Aavid Germany or any other shareholder of Curamik. On the Closing Date, Aavid Germany shall have good and marketable title to the shares of Curamik issued to Aavid Germany, free and clear of all Liens, encumbrances, claims, options and restrictions of every kind.

       5.4.4. Curamik is the owner of 100% of the issued and outstanding Subsidiary Shares. The Subsidiary Shares issued to Curamik have been validly issued and are fully paid and non-assessable. On the Closing Date, Curamik shall have good and marketable title to the Subsidiary Shares, free and clear of all Liens, encumbrances, claims, options and restrictions of every kind.

       5.4.5. Except as set forth in SCHEDULE 5.4.5, there are no outstanding obligations, warrants, options, pre-emptive rights or other agreements to which any member of the Seller Group is a party or otherwise bound providing for the issuance of any additional shares, warrants, options or other securities of Aavid Germany or any of the Companies, or for the purchase, repurchase, redemption or other acquisition of any of the Shares, any of the shares in the share capital of Curamik, or any of the outstanding shares of the Subsidiary, except for this Agreement.

       5.4.6. Other than security interests pertaining to the Shares granted by Seller in favor of its senior creditors as set forth in SCHEDULE 5.4.6, there are no options, restrictions, pledges, Liens or other forms of security or encumbrance on, over or affecting any of the Shares, any of the shares in the share capital of Curamik or any of the shares of the Subsidiary, nor is there any commitment to give or create any of the foregoing.

       5.4.7. There are no voting agreements or other shareholder agreements to which any member of the Seller Group is a party with respect to the Shares and or any shares in the share capital of any of or the Companies and/or with respect to the ownership of Aavid Germany or any of the Companies.

5.5.   Other Subsidiaries, Associations and Branches

       5.5.1. Except for Aavid Germany's ownership interest in Curamik and Curamik's ownership interest in the Subsidiary, neither Aavid Germany nor any of the Companies owns, and none of them has agreed to acquire, any shares or securities of interest or participation in any other corporation (whether incorporated in Germany or elsewhere), or any other entity or business association of whatever kind.

       5.5.2. Except as set forth in Schedule 5.5.2, and except for the Subsidiary, neither Aavid Germany nor Curamik has any branch or permanent establishment outside of Germany.

       5.5.3. Except for its shareholdings in Aavid Germany and its indirect controlling interest in Curamik, Seller does not hold directly, or indirectly through one

13

              or several intermediaries, any shares, participations or other interests in, and does not control any such shares, participations or interests in any other entity, which is active in the field of business conducted by Curamik

5.6.   The Accounts and the Pre-Closing Accounts

       5.6.1. The Accounts:

       (a) have been included in Exhibit A;

       (b) have been prepared (i) with respect to Aavid Germany and Curamik, in accordance with German generally accepted accounting principles; and (ii) with respect to the Subsidiary, in accordance with U.S. generally accepted accounting principles, and fairly present the financial condition of Aavid Germany and Curamik, individually, or on a consolidated basis, as the case may be, and the Subsidiary, individually, as at the Accounts Date, and of the profit or loss of Aavid Germany and Curamik, individually, and the Subsidiary, individually, for the year then ended;

       (c) have been prepared on bases consistent with the bases respectively employed in the preparation of the financial statements of Aavid Germany and each of the Companies for each of the three immediately preceding fiscal years, except as disclosed in SCHEDULE 5.6.1(c);

       (d) contain, except for any capital commitments disclosed on SCHEDULE 5.6.1(d), either provisions adequate to cover, or full particulars in notes of, all Taxation and other liabilities (whether quantified, contingent or otherwise) of Aavid Germany and each of the Companies, individually, or on a consolidated basis, as the case may be, as at the Accounts Date; and

       (e) are not affected by any unusual or non-recurring items or by any contract or arrangement which is not of arm's length nature.

       5.6.2. The Pre-Closing Accounts:

       (a) shall be delivered to the Purchaser not less than five calendar days prior to the Closing Date;

       (b) shall be prepared (i) with respect to Aavid Germany and Curamik, in accordance with German generally accepted accounting principles; and (ii) with respect to the Subsidiary, in accordance with U.S. generally accepted accounting principles, and shall present fairly the financial condition of Aavid Germany and Curamik, individually, and the Subsidiary, individually, as at the Pre-Closing Accounts Date, and of the profit or loss of Aavid Germany and Curamik, individually, or on a consolidated basis, as the case may be, and the Subsidiary, individually, for the Pre-Closing Accounts Period;

14

       (c) on bases consistent with the bases respectively employed in the preparation of the financial statements of Aavid Germany and each of the Companies for each of the three immediately preceding fiscal years, except as disclosed in SCHEDULE 5.6.2(c);

       (d) shall contain, except for any capital commitments disclosed on
       SCHEDULE 5.6.2(d), either provisions adequate to cover, or full particulars in notes of, all Taxation and other liabilities (whether quantified, contingent or otherwise) of Aavid Germany and each of the Companies, individually, or on a consolidated basis, as the case may be, as at the Pre-Closing Accounts Date; and

       (e) shall not be affected by any unusual or non-recurring items or by any contract or arrangement which is not of arm's length nature.

       5.6.3. SCHEDULE 5.6.3 is a true, correct and complete listing and aging of each of the respective accounts receivable of the Companies as of May 31, 2002 determined in accordance with the Accounting Principles consistently applied and determined in a manner consistent with the presentation in the Accounts. All of such accounts receivable have arisen in bona fide arm's length transactions in the ordinary course of business and are valid and binding obligations of the account debtors. Such accounts receivable are collectible in full in the ordinary course of business, except to the extent of any reserves for doubtful accounts that have been established with respect thereto. The reserves for doubtful accounts established by each of the Companies and reflected on Schedule 5.6.3 have been determined in accordance with the Accounting Principles consistently applied and are consistent with the presentation in the Accounts, it being understood that in no event shall the reserve exceed 10% of the total face amount of the receivables.

       5.6.4. Any payments (in the form of retainers or otherwise) from, the customers or potential customers of any of the Companies for services to be rendered or for expenses to be incurred subsequent to the Closing Date are set forth on SCHEDULE 5.6.4 and have been recognized consistent with previously applied principles in the books of each of the Companies.

5.7.   Undisclosed Liabilities

       As of the date hereof, neither Aavid Germany nor any of the Companies has, and as of the Closing Date, neither Aavid Germany nor any of the Companies will have, any liabilities or obligations (whether accrued, absolute, contingent or otherwise) except (a) to the extent set forth in, or specifically reserved against in, the Accounts; and (b) for liabilities and obligations arising in the ordinary course of business since the Accounts Date, consistent in form and amount with past practice, none of which liabilities or obligations, individually or in the aggregate, would have, individually or in the aggregate, a Material Adverse Effect. Neither Aavid Germany nor any of the Companies is under any obligation, contingent or otherwise, other than obligations of such nature incurred in

15

       the ordinary course of its respective business, to refund or rebate any material amounts paid or payable to it for services rendered prior to the date hereof.

5.8.   Conduct of Business Between the Accounts Date and the Closing Date

       5.8.1. Since its organization, Aavid Germany has not engaged in any business activity except as a non-operating holding company with respect to the Shares and the exercise of its rights as a shareholder of Curamik.

       5.8.2. The activities of each of the Companies during the period from the Accounts Date to the date of this Agreement have been conducted, and the activities of each of the Companies during the period from the date of this Agreement through the Closing date shall be conducted, in a normal manner and with a view to maintaining each of them as going concerns.

       5.8.3. There has not been, arisen or occurred, during the period between the Accounts Date and the date of this Agreement in respect of each of the Companies, and there shall not have been, arisen or occurred, during the period from the date of this Agreement through the Closing Date in respect of each of the Companies:

              (a) any change in their respective financial conditions or in the operations of their respective businesses which would have a Material Adverse Effect;

              (b) any amendment or termination of, or any agreement to amend or terminate, any material agreement;

              (c) any material obligations or liabilities incurred, I.E., obligations or liabilities other than those arising in the ordinary course of business consistent in form and amount with past practices;

              (d) any waiver of any debts, claims or rights out of the ordinary course of business;

              (e) any sale, assignment, transfer, lease or other disposal of any material assets, i.e., assets other than those which the Companies have historically sold, assigned, transferred, leased or otherwise disposed of in the ordinary course of their respective businesses consistent in form and amount with past practices;

              (f) any ex gratia payments or promises to any employee;

              (g) any loan or advance to any Party in excess of Euro10,000;

              (h) any change of accounting methods, principles or practices, except as disclosed in Schedule 5.6.1(c) and 5.6.2(c);

              (i) any change in manner or methods of paying creditors;

16

              (j) any material investments in fixed assets, except as disclosed in SCHEDULE 5.8.3(j); or

              (k) any material increase in compensation or benefits or introduction of new benefits to any director, officer or employee of Aavid Germany or any of the Companies.

       5.8.4. Summaries describing the payor, the recipient, the amount in question and the underlying reasons regarding (a) all transactions since the Accounts Date between Aavid Germany or any of the Companies and the Seller; and (b) all payments by Aavid Germany or any of the Companies to the Seller since the Accounts Date, are set out in SCHEDULE 5.8.4.

       5.8.5. On or before the Closing Date, Aavid Germany and each of the Companies shall undertake such transactions as may be necessary so that at the time of Closing of the transactions contemplated herein and hereby, neither Aavid Germany nor any of the Companies shall have (a) any cash on hand except for the cash that Curamik must have on hand pursuant to the provisions of Section 7.2.4; or
              (b) any liabilities other than the Operating Liabilities.

5.9.   Dividends

       Except as set out in the Accounts and the minutes from the respective general shareholders or directors meetings of Aavid Germany and each of the Companies, neither Aavid Germany nor any of the Companies has declared, since the Accounts Date, any dividends or made any other distributions of profits or assets to their respective shareholders. No directors' or shareholders' resolutions concerning profit distributions have been adopted by Aavid Germany or any of the Companies, or will be adopted through the Closing Date. All dividends or other distributions of profits or assets declared, made or paid by Aavid Germany or any of the Companies have been declared made and paid in accordance with applicable laws and their respective articles of association. The performance based bonus payments made by Curamik pursuant to its employment agreements with each of Mr. Maier and Dr. Shultz-Harder were based upon Curamik's achievement of a pre-determined amount of EBITDA. Such payments were not intended to be distributions of Curamik's earnings and profits, and Curamik shall not be obligated to make further payments of such bonuses in any year in which such the pre-determined amount of EBITDA shall not be achieved. Accordingly, the Parties agree that, for purposes of this Agreement, the making of such payments shall not be viewed as a basis for establishing any entitlement in the nature of a custom and practice (betriebliche Ubung). Nothing contained in this Section 5.9 shall be construed as limiting or prohibiting the rights of Aavid Germany, Curamik and the Subsidiary, pursuant to Section 5.8.5, but subject to Section 7.2.4, to transfer or reduce their respective holdings of cash on hand.

5.10.  Subsidies etc.

17

       5.10.1. A list identifying and setting forth the particulars regarding all grants, subsidies and instruments pertaining to the receipt of financial assistance with respect to which Aavid Germany, Curamik and/or the Subsidiary is a party and which relate to trade secrets, and/or competitively sensitive information about products, processes or customers of any of Aavid Germany, Curamik and the Subsidiary is set forth in SCHEDULE 5.10.1A. A list identifying and setting forth the particulars regarding all other grants, subsidies and instruments pertaining to the receipt of financial assistance with respect to which Aavid Germany, Curamik and/or the Subsidiary is a party is set forth on SCHEDULE 5.10.1B.
              Schedule 5.10.1A has been delivered in escrow to John Mitchell, Esq. who shall hold same until the Closing, at which time he shall deliver such Schedule to the Purchaser. Except as set forth in
              Schedule 5.10.1A and Schedule 5.10.1B, neither Aavid Germany nor any of the Companies is subject to any arrangement for receipt or repayment of any grant, subsidy or financial assistance from any government department or other body.

       5.10.2. Curamik has complied and will, through the Closing Date continue to comply in all material respects with the conditions, regulations and rules applying to the Subsidies set forth in
              Schedule 5.10. The continuation after the Closing of the business of Curamik as presently conducted will not violate the conditions, regulations and rules applicable to the Subsidies in any material respect; and consummation of the transactions contemplated in this Agreement will not violate in any material respect the conditions, regulations and rules applicable to the Subsidies set forth in
              Schedule 5.10.

5.11.  Real Property and Other Assets

       5.11.1. Neither Aavid Germany nor any of the Companies owns any real property. SCHEDULE 5.11.1 sets for the addresses of all real property leased by Aavid Germany and any of the Companies, as lessee (the "Properties"). Neither Aavid Germany nor any of the Companies engages in manufacturing activities at any of the Properties located outside of Germany.

       5.11.2. To the best of Seller's knowledge, (a) there is no material defect in the structure or physical condition of any of the Properties; (b) except as disclosed on SCHEDULE 5.11.2, each of the Properties is in good operating condition and repair, reasonable wear and tear excepted, is usable in the ordinary course of business and is adequate and suitable for the uses to which they are being put.

       5.11.3. Seller has provided or made available to Purchaser all leases for each of the Properties which are currently in effect (the "Leases"). All such Leases are valid and binding in accordance with their respective terms and neither Aavid Germany nor any of the Companies is in default in any respect under any Lease or otherwise in violation of the terms of any such Lease, except for such instances of default or violation thereunder that would not

18

              individually or in the aggregate result in a Material Adverse Effect. Except as set forth in SCHEDULE 5.11.3, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, do not and will not result in a breach or violation of, or constitute a default or an event that, with the passage of time or the giving of notice, or both, would constitute a default or violation, give rise to a right of termination, material modification (including as to the amount, timing or nature of lease payments), cancellation or acceleration or require the consent or approval of any party (other than one or more of Aavid Germany and the Companies (as applicable)) under any Lease.

       5.11.4. Each of Aavid Germany and the Companies has good and marketable title or rights as lessees to all real, personal, mixed, tangible and intangible property of any kind or nature owned or used by them, and each of them owns each of the assets identified in the Accounts, in each case, except to the extent otherwise disclosed in the Accounts or the schedules to this Agreement, free and clear of all Liens, claims and encumbrances. The assets and properties owned or leased by Aavid Germany and each of the Companies are, as at the date hereof, and shall be through the Closing Date, sufficient to operate and conduct the respective businesses of Aavid Germany and each of the Companies in a manner consistent with at least the same standards of quality and reliability as have been achieved as of the date hereof.

       5.11.5. Machinery, equipment and other tangible assets owned by Aavid Germany and the Companies are in fair or good operating condition and repair, reasonable wear and tear excepted, are usable in the ordinary course of business and are adequate and suitable for the uses to which they are being put. To the best of Seller's knowledge, none of such items requires any repairs or replacement except for maintenance in the ordinary course of business or such other repairs or replacements which are not material, individually or in the aggregate, in nature or cost. All such assets and property are located at the Properties.

       5.11.6. Except as otherwise set forth in Schedule 5.11.6, none of Aavid Germany or any of the Companies is contemplating, or is obligated to make any capital expenditures other than (a) in the ordinary course of their respective businesses; and (b) in amounts which in the aggregate, will not exceed Euro20,000 for any of them.

5.12.  Intellectual Property

       5.12.1. The activities of the Companies (or of any licensee under any license granted by the Companies) do not infringe in any material respect or, to the best of Seller's knowledge, are not likely to infringe on any Intellectual Property Rights, including any moral rights, of any third party and, except for the notices of potential claims made by Ixys and Ferraz (the "Ixys and Ferraz Claims"), and as otherwise set forth on SCHEDULE 5.12.1, no claim has been

19

              made, has been threatened or, to the best of Seller's knowledge, is likely to be made or threatened, against any of the Companies or any such licensee in respect of such infringement.

       5.12.2. A list of all registered Intellectual Property Rights (including applications to register the same) owned or licensed by Aavid Germany or any of the Companies is set out in Schedule 5.12.2. Such list contains with respect to each of the Intellectual Property Rights identified thereon, a description thereof, the owner of each of such Intellectual Property Rights, the royalty and/or other compensation, if any, to be paid by Aavid Germany or any of the Companies to the owner thereof and the date, if any, when the Intellectual Property Rights held by Aavid Germany or any of the Companies shall expire. Each of the Intellectual Property Rights owned or licensed by Aavid Germany or any of the Companies is valid, owned or licensed, as the case may be, by the owners or applicants identified in Schedule 5.12.2, enforceable, not subject to any Lien, other encumbrance or any license or authority in favor of another and, to the to the best of the Seller's knowledge, not being infringed. All application and renewal fees pertaining to such Intellectual Property Rights have been paid and all steps which are reasonably required for the maintenance and protection of such Intellectual Property Rights have been taken. There are no legal deficiencies to any of the Intellectual Property Rights described in Schedule 5.12.2, and no action or proceeding is pending which contests the validity of any of the Intellectual Property Rights described in Schedule 5.12.2.

       5.12.3. Except for unregistered Intellectual Property Rights that have not been documented or otherwise described in writing by Aavid Germany or any of the Companies, neither Aavid Germany nor any of the Companies (a) uses in its respective business operations any Intellectual Property Rights, other than the Intellectual Property Rights identified on Schedule 5.12.2, and (b) is under any obligation to pay license fees royalties or other remuneration for any Intellectual Property Rights other than those identified on said Schedule. Except for unregistered Intellectual Property Rights owned or licensed by Aavid Germany or either of the Companies, the Intellectual Property Rights used by Aavid Germany and the Companies comprise all the rights and interests in Intellectual Property Rights necessary or convenient for the carrying on of the business of Aavid Germany and the Companies in and to the extent which it is presently conducted or intended to be conducted.

       5.12.4. All licenses and agreements pertaining to the Intellectual Property Rights identified on Schedule 5.12.2 are presently in effect, no notice having been given by either of the respective parties thereto to terminate any of them, and no agreements having been made to alter any of them. The obligations of all parties to such licenses and agreements have been fully complied with in all material respects and will be complied with in all material respects during the period commencing on the date hereof and continuing through the

20

              Closing Date. No disputes have arisen or, to the best of Seller's knowledge, are foreseeable in respect thereof.

       5.12.5. No member of the Seller Group has made any disclosure of know-how owned or licensed by any of the Companies to any person other than the Purchaser, except in the ordinary course of business or on the basis that such disclosure is to be treated as being of a confidential character.

       5.12.6. None of the members of the Seller Group or any third party other than as disclosed in SCHEDULE 5.12.6, has any rights to any Intellectual Property Rights used by any of the Companies. All inventions made by employees of the Companies that the Companies are using or have used or intend to use, were made in the normal course of the duties of the employees concerned. There are no outstanding claims, or to the best of Seller's knowledge, potential claims, against any of the Companies under any contract or under Sections 9, 10 of the German Act on Employees' Inventions or any equivalent provision or case law of any foreign jurisdiction providing for employee compensation or ownership in respect of any rights or interests in Intellectual Property Rights.

       5.12.7. The Seller does not hold any Intellectual Property Rights which are used by any of the Companies or has any claim for compensation for such Intellectual Property Rights.

       5.12.8. The Companies do not carry on business under any names other than their respective corporate names.

       5.12.9. Each of the Companies' abilities to use the Intellectual Property Rights used by them, respectively, at the date of this Agreement will not be adversely affected by or impaired in any material respect as a result of the consummation of the transactions contemplated hereby.

5.13.  Agreements

       5.13.1. None of the Companies is party to any contract, agreement, arrangement or obligation of material importance to its respective businesses, other than the Material Agreements listed in Schedule
              2. Each Material Agreement is valid and in presently in effect.

       5.13.2. The Companies have neither received nor given notice of termination of any Material Agreement. No party to any Material Agreement has the right to terminate or modify its obligations as a result of the transactions contemplated by this Agreement.

       5.13.3. Neither the Companies, nor the other parties to the Material Agreements are in material default under or in breach of any Material Agreement.

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21

       5.13.4. Except to the extent set forth in Schedule 2, none of the Companies is party to any contract, agreement, arrangement or obligation which was not entered into in the ordinary course of their respective businesses, or any agreement or arrangement which restricts the Companies' freedom to carry on any business in any part of the world in such manner as they deem to be fit.

       5.13.5. None of the Companies has since January 1, 2002 received any material complaints concerning products and/or services resulting in each individual case in a cost or other charge for any of the Companies exceeding Euro25000. Except as set out in SCHEDULE 5.13.5, none of the Companies' customers has since January 1, 2002 threatened or to the best of the Seller's knowledge attempted to cancel or reduce any material purchases from any of the Companies. None of the Companies' suppliers has since January 1, 2002 canceled or reduced or to the knowledge of the Seller is currently attempting to cancel or reduce the supply of products or services to any of the Companies. Except as otherwise disclosed on Schedule 5.13.5, none of the Companies' suppliers, with the exception of public utility suppliers, is the sole source of supply without any other available source of supply preventing the Companies to obtain at substantially equivalent terms and conditions a source of supply of products or services.

5.14.  Anti-Competitive Arrangements

       5.14.1. To the best of Seller's knowledge, neither Aavid Germany nor any of the Companies has been, since its respective date of registration, a party to any agreement, arrangement, concerted practice or course of conduct which:

              (a) infringes in any material respect any law, legislation or regulation (civil or criminal) relating to competition, restrictive trade practices, anti-trust, monopolies, merger control, fair trading, restraint of trade, pricing, anti-dumping or free movement of goods and services in any jurisdiction in which the Companies carry on business or have assets or sales; or

              (b) is void or unenforceable (whether in whole or in part) or may render any of the Companies liable to proceedings under any such law, legislation or regulation as is referred to in subparagraph
              (a) above which would have a Material Adverse Effect.

5.15.  No Powers of Attorney

       None of the Companies has granted any power of attorney or similar authority which remains in force as of the date of this Agreement which would have a Material Adverse Effect.

5.16.  Insider Contracts

22

       5.16.1. The Companies are not parties to any currently in force contract or arrangement in which the Seller is interested, directly or indirectly. There has not been any such contract or arrangement at any time from the registration of the Companies up to the date of this Agreement. All contract agreements and other arrangements between the Companies and the Seller or any affiliate of the Seller are listed in SCHEDULE 5.16.1.

       5.16.2. The Companies are not parties to any currently in force contract or arrangement which is not of an arms length nature.

       5.16.3. Neither of the Companies nor the Seller has any direct or indirect interest in any competitor, competing business, supplier or customer of any of the Companies or in any other person which conducts a business that competes with the respective businesses of the Companies.

5.17.  Marketing Information

       The marketing materials produced by or on behalf of the Companies are not subject to any restriction which materially and adversely affects the Companies' respective abilities to use such information for the purpose of their respective businesses.

5.18.  Customers

       None of the customers for whom any of the Companies provided material services at any time since January 1, 2002 has cancelled or otherwise terminated, or, to the knowledge of the Seller, threatened to cancel or otherwise terminate, its relationship with the Companies or materially reduced, or to the knowledge of the Companies and the Seller, has threatened to materially reduce, its business with the Companies. Neither any of the Companies nor the Seller has received any notice and none of them has knowledge or reason to believe that any customer for whom any of the Companies provided material services at any time since January 1, 2002 intends to cancel or otherwise modify its relationship with the Companies on account of the transactions contemplated hereby or otherwise.

5.19.  Litigation and Complaints

       5.19.1. The Companies are not engaged in any litigation or arbitration proceedings, and there are no such proceedings pending, or to the best of Seller's knowledge, threatened against or by any of the Companies.

       5.19.2. To the best of Seller's knowledge, (a) the Companies are not subject to any investigation, inquiry or enforcement proceedings or processes by any governmental, administrative or regulatory body, and (b) Seller is not aware of anything which is likely to give rise to any such investigation, inquiry, proceedings or process.

5.20.  Licenses and Compliance with Laws

23

       The respective operations of the Companies have been conducted in material compliance with applicable laws, their respective articles of association, and applicable regulations, judgments, orders and the like. Each of the Companies has all necessary licenses and permits required for the operation of its business; each such license and permit is in full force and effect; no material violations are or have been recorded in respect of any such existing licenses or permits which remain uncorrected; no proceeding is pending which seeks the revocation or limitation of any such existing licenses or permits or that might prejudice their renewal; and, to the best of Seller's knowledge, no grounds exist for revocation of, or for the commencement of limitation proceedings with respect to, any of such licenses or permits.

5.21.  Employees

        5.21.1. Aavid Germany has no employees. Curamik currently has two Persons employed pursuant to agreements with Seller's subsidiary in Italy. Such agreements shall be terminated, or Curamik's obligations thereunder shall be assumed without recourse by another Person (other than Aavid Germany or either of the Companies) on or before the Closing Date.

        5.21.2. SCHEDULE 5.21.2 lists the Companies' respective employees and also sets forth all outstanding offers (whether accepted or not) of employment made to any person by any of the Companies.

        5.21.3. SCHEDULE 5.21.3 describes the material particulars of any agreement for the provision of consulting services to any of the Companies by any person.

        5.21.4. No current management level employee of any of the Companies has given, or has been given, notice of termination of his employment or has indicated an intention to terminate his employment.

        5.21.5. Except as otherwise provided on SCHEDULE 5.21.5, there is no scheme in operation by or in relation to the Companies under which any employee or other person is entitled to a commission or remuneration of any other sort arising in relation to the level of and/or calculated by reference to the whole or part of the turnover, profits or sales of the Companies.

        5.21.6. Except as otherwise provided on SCHEDULE 5.21.6, none of the Companies has any obligation to make any severance payment or pay any compensation for loss of office or employment or a redundancy payment to any present or former employee (including directors) or other payment beyond payment of salary during the period of the notice of termination pursuant to applicable law and no such sums have been paid since the Accounts Date.

        5.21.7. The Companies have in all material respects complied with their respective obligations to their respective employees and former employees and any relevant trade union or other employee representative body, whether such obligations have arisen by statute, under applicable rulings and decisions by judicial or governmental authorities, contract, collective agreements

24

                (including, but not limited to collective bargaining agreements and shop agreements). No claim has been made or, to the best of Seller's knowledge, threatened against any of the Companies or against any person to whom the Companies are or may be liable for compensation or indemnification and, to the best of the Seller's knowledge, no inquiry or investigation has been made or threatened by any governmental body or authority in respect of any matter relating to any application for employment by any person or the employment or termination of employment of any person, and the Seller are not aware of any circumstance which may give rise to any such claim or investigation.

        5.21.8. To the best of Seller's knowledge, during the twelve month period which preceded the date of this Agreement, none of the Companies (a) gave notice of any redundancies to any Governmental Entity or commenced discussions with appropriate employee representatives in connection with any proposed redundancies, and (b) failed to comply with any obligation, whether legal or otherwise, to engage in such discussions.

        5.21.9. SCHEDULE 5.21.9 sets forth a complete list of all "employee benefit plans" including, but not limited to, employment contracts, bonus, pension, profit sharing, deferred compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control or other employee benefit plans, programs or arrangements, including those providing medical, dental, vision, disability, life insurance and vacation benefits (other than those required to be maintained by law), whether written or unwritten, qualified or unqualified, funded or unfunded, foreign or domestic, currently maintained, or contributed to, or required to be maintained or contributed to, by any of the Companies (each of which is referred to as a "Benefit Plan" and all of which are collectively referred to as the "Benefit Plans").

        5.21.10. Each of the Companies has made all payments or contributions, as required by each of the Benefit Plans, applicable law and generally accepted accounting practices in such aggregate amounts as are sufficient to cover the full amount of all liabilities, calculated as at the Accounts Date, in respect of the present and former directors, officers and employees of the Companies. Such payments and/or contributions and the respective obligations of the Companies under their respective Benefit Plans have been recorded in their respective Accounts or have been reflected in the notes thereto.

        5.21.11. No event has occurred and, to the knowledge of the Seller, there exists no condition or set of circumstances in connection with which any of the Companies is or would reasonably be expected to be subject to any material liability under the terms of any Benefit Plan, employment contract or any applicable law, rule or regulation, domestic or foreign. No statement, either written or oral, has been made by any of the Companies to any person with regard to any Benefit Plan that was not in accordance with the terms of the Benefit Plan and that would have a Material Adverse Effect.

25

        5.21.12. Except for the collective bargaining agreement and shop agreements identified in SCHEDULE 5.21.12, none of the Companies is a party to or bound, directly or indirectly, by any collective bargaining, shop or similar agreements.

        5.21.13. All Social Security Contributions of any of the Companies which shall be due and payable prior to Closing have been paid or shall be paid prior thereto in accordance with the applicable laws and statutes.

        5.21.14. SCHEDULE 5.21.14 identifies each person to whom either of the Companies may be obligated to pay remunerations under the Employee Inventions Act (Arbeitnehmererfindungsgesetz). On or before the Closing Date, Curamik or the Subsidiary, as the case may be, shall enter into written agreements with each of such persons that shall satisfy its respective obligations under such Act. On the Closing Date there shall not be any circumstances on the basis of which any employee of any of the Companies could raise such a claim under the Employee Inventions Act against any of the Companies.

        5.21.15. During the three year period ended June 30, 2002, except as disclosed in SCHEDULE 5.21.15, neither Aavid Germany nor any of the Companies has violated any workers' health and/or safety laws, regulations, rules and standards.

5.22.   Environmental

        5.22.1. For purposes of this Agreement, the term "Environmental Permit" means any permit, license, approval or other authorization issued under any Environmental Law (as defined below).

        5.22.2. Each of the Companies and their respective properties, assets, businesses, and operations has all required Environmental Permits that are material to the business conducted by each of the Companies, and each of the Companies and their respective properties, assets, businesses and operations is, and has been, in compliance with all applicable Environmental Laws (as defined below) and Environmental Permits, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. The term "Environmental Laws" means any federal, state, local or foreign statute, code, ordinance, rule, regulation, agreement, policy, guideline, technical instruction, permit, consent, approval, license, judgment, order, writ, decree, injunction or other authorization, including the requirement to register underground storage tanks, relating to:
                (i) releases or discharges of "Hazardous Material" (as such term may be defined under any of the Environmental Laws) into the environment or any structure, including into air, ambient air, soil, soil gas, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; or (ii) the generation, treatment, storage,

26

                recycling, disposal, use, handling, manufacturing, transportation, distribution in commerce, or shipment of Hazardous Material.

        5.22.3. No Environmental Claims or Environmental Liabilities (as such terms are defined below) are being asserted against any of the Companies and none of the Companies is aware of any acts, omissions, facts, or circumstances which would so subject it, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof or for which any of the Companies is responsible, including any such Environmental Claims or Environmental Liabilities arising from or based upon the present or former ownership or the present or former operation of assets, businesses or properties of any of the Companies which, if adversely determined, would individually or in the aggregate have a Material Adverse Effect. None of the Companies has received any notice of any violation of any Environmental Law or Environmental Permit or any Environmental Claim in connection with its present or former assets, properties, businesses or operations. The Seller has provided to Purchaser and has disclosed on SCHEDULE 5.22.3 all environmental assessment reports prepared by, or on behalf of, any of the Companies since January 1, 1997 (or earlier for any such matter which is unresolved) regarding the environmental condition of any of the Companies' properties or the environmental compliance of any of the Companies. The term "Environmental Claim" means any third party (including claims of Governmental Entities, employees or other private parties) action, lawsuit, claim, investigation proceeding which seeks to impose liability for (i) noise; (ii) pollution or contamination of the air, ambient air, surface water, ground water, soil, soil gas or any structure, building or facility; (iii) Hazardous Materials Management; (iv) exposure to Hazardous Material; (v) the safety or health of employees, consumers, customers or vendors; or (vi) any violation of any Environmental Law or Environmental Permit. The term "Environmental Liabilities" includes all costs arising from any Environmental Claim or violation or alleged violation or circumstance or condition which would give rise to a violation or liability under any Environmental Permit or Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including but not limited to: remedial, removal, response, abatement, investigative, monitoring, personal injury and damage to property, and any other related costs, expenses, losses, damages, investigatory remediation or monitoring costs, penalties, fines, liabilities and obligations, including reasonable attorney's fees and court costs.

5.23.   Insurance

        SCHEDULE 5.23 is a list and description, including policy numbers, of all insurance policies owned or held by the Companies covering the Companies, their respective employees or assets. Such policies are in full force and effect, and the Companies are not in default under any of them in any material respect. None of the Companies has received any notice of non-renewal, cancellation or intent to cancel or intent not to renew with respect

27

        to such insurance policies or, to the best knowledge of the Seller, is there any basis for any such action. Schedule 5.23 also contains a list of all pending claims with any insurance company and any instances within the previous three years of a denial of coverage of the Companies by any insurance company.

5.24.   No Illegal or Improper Transactions

        No member of the Seller Group, and none of their respective directors, officers or employees has, directly or indirectly used funds or other assets of Aavid Germany or any of the Companies, or made any promise or undertaking, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign; (c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; or (d) the establishment or maintenance of a secret or unrecorded fund; and there have been no intentionally false or fictitious entries made in the books or records of Aavid Germany or any of the Companies.

5.25.   Tax

        5.25.1. Except to the extent disclosed in SCHEDULE 5.25.1, all tax returns, notices, computations and other documents relating to any Tax required by law to be filed by Aavid Germany or any of the Companies prior to Closing have been (or not later than the Closing Date, shall be) duly and properly filed and all requests from any Taxation Authority pertaining to any of such filings have been (or not later than the Closing Date, shall be) duly and properly answered. Except to the extent disclosed in
                Schedule 5.25.1, all returns, notices, computations and other documents and responses, relating to any taxable year of Aavid Germany or any of the Companies challenged or which still may be challenged by the Taxation Authorities, are accurate, are not subject to any material dispute, and to the best knowledge of the Seller, are not likely to become subject to any material dispute.

        5.25.2. Except as otherwise set forth in SCHEDULE 5.25.2, each Tax with respect to Aavid Germany and each of the Companies which shall be due and payable prior to Closing has been paid or shall be paid prior thereto (except to the extent disputed). No assessments for Taxes owed by Aavid Germany or any of the Companies have been made or proposed which have not been provided for in the Accounts. All Tax of Aavid Germany and the Companies relating to the period up to and including the Accounts Date have been paid or accounted for in the Accounts.

        5.25.3. Except as set forth on SCHEDULE 5.25.3, neither Aavid Germany nor any of the Companies has paid or become liable to pay, and there are not any circumstances which, to the best knowledge of the Seller, are likely to arise prior to Closing by reason of which Aavid Germany or any of the Companies is likely to become liable to pay, any penalty, fine, surcharge or interest

28

                (other than interest unrelated to the assessment of a penalty, fine or surcharge) to any Taxation Authority.

        5.25.4. Except to the extent otherwise disclosed on SCHEDULE 5.25.4, neither Aavid Germany nor any of the Companies has suffered any on-site investigation, audit or visit by any Taxation Authority during the period between January 1, 1999 and the date of this Agreement; and Seller is not aware, to the best of its knowledge, of any such investigation, audit or visit planned for the next twelve months.

        5.25.5. Neither Aavid Germany nor any of the Companies shall become liable for the payment of any Tax solely by virtue of the execution and/or closing of this Agreement.

        5.25.6. No transactions or arrangements involving Aavid Germany or any of the Companies shall have taken place prior to Closing which are such that any provision relating to transfer pricing is likely to be invoked by a Taxation Authority. Except as provided in the Accounts, Aavid Germany and the Companies have no liability as of the Accounts Date to Taxation on income or gains except in respect of and to the extent of income and profits actually received, nor shall any arrangements prior to Closing exist which might give rise to such a liability.

5.26.   Brokers

        No member of the Seller Group has (i) incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees or commissions in connection with the transactions contemplated by this Agreement which could be payable by Aavid Germany or any of the Companies; or (ii) made any statement or representation or entered into any discussion which could give rise to any such obligation or liability.

5.27.   Indebtedness etc between any of the Members of the Seller Group

        5.27.1. There is no indebtedness due from any of the members of the Seller Group to any other member of the Seller Group that shall not be satisfied in full on or prior to the Closing Date.

        5.27.2. No member of the Seller Group has given any guarantees or indemnities in respect of any liabilities of any other member of the Seller Group.

6.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser hereby gives the following representations and warranties to the Seller. Unless otherwise specifically stated, the representations and warranties shall be true and accurate as of the date of Closing.

6.1.    Power and Authority of the Purchaser

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29

        6.1.1. The Purchaser is a limited liability company duly organized and validly existing under the laws of the Austria.

        6.1.2. The Purchaser has full power and authority to purchase the Shares and to perform all other undertakings hereunder and the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by the Purchaser, and, assuming this Agreement constitutes a valid and binding obligation of the Seller, this Agreement constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

6.2.    Consents and Approvals

        The execution, delivery and performance of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not (a) conflict with or violate the deed of foundation or the articles of association of the Purchaser, (b) conflict with or violate any statute, ordinance, rule, regulation, judgment, order, writ, injunction, decree or law applicable to the Purchaser, or by which any of them or any of their respective properties or assets may be bound or affected, or (c) result in a violation or breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit under, or the creation of Liens on any of the property or assets of the Purchaser. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by the Purchaser in connection with the execution and delivery of this Agreement by the Purchaser or the consummation by it of the transactions contemplated hereby, except for consents, approvals, orders, authorizations, registrations, declarations or filings, the failure of which to obtain would not individually or in the aggregate have a Material Adverse Effect.

6.3.    Due Diligence

        The Purchaser has conducted a due diligence review of Aavid Germany and the Companies and, as of the date of this Agreement, is unaware of any facts that are inconsistent with the warranties and representations of the Seller contained in Article 5 hereof.

6.4.    Brokers

        Except for the obligations owed by the Purchaser to Blitzer Ricketson & Company, Purchaser has not (i) incurred any obligation or liability, contingent or otherwise, for

30

        brokers' or finders' fees or commissions in connection with the transactions contemplated by this Agreement which could be payable by Purchaser; or (ii) made any statement or representation or entered into any discussion which could give rise to any such obligation or liability. Purchaser shall be solely responsible for the payment of all obligations owed by it to Blitzer Ricketson & Company.

7.      CLOSING CONDITIONS

7.1.    Conditions to Seller's Obligations to Close

        The obligation of the Seller to consummate the transactions contemplated hereby at the Closing is subject to the fulfillment to the satisfaction of the Seller, or the waiver by the Seller, at or prior to the Closing of each of the following conditions:

        7.1.1. Each of the representations and warranties of the Purchaser contained in Article 6 shall be true, correct and complete on and as of the Closing Date as though then made.

        7.1.2. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date shall have been performed or complied with.

        7.1.3. On or prior to the Closing Date, the Purchaser shall execute a written instrument of assumption of the guarantee and indemnification obligations for the subsidies provided by German government agencies for the Property occupied by Curamik in Eschenbach, Germany (the "Eschenbach Property") in the form as annexed hereto as Exhibit D.

7.2.    Conditions to the Obligations of Purchaser to Close

        The obligation of the Purchaser to consummate the transactions contemplated hereby at the Closing is subject to the fulfillment to the satisfaction of Purchaser, or the waiver by them, at or prior to the Closing of each of the following conditions:

        7.2.1. Each of the Warranties contained in Article 5 shall be true, correct and complete on and as of the Closing Date as though then made, provided, HOWEVER, that if any of such Warranties shall not be true, correct and complete on and as of the Closing Date, such untrue, incorrect or incomplete Warranty or Warranties shall not have, individually or in the aggregate, a Material Adverse Effect.

        7.2.2. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by each of the members of the Seller Group on or prior to the Closing Date shall have been performed or complied with in all material respects.

        7.2.3. On or prior to the Closing Date, all filings, registrations, approvals, notifications etc that any member of the Seller Group shall be required by

31

                law to have in order to consummate the transfer of the Shares to the Purchaser, and to consummate the transactions contemplated by this Agreement shall have been duly obtained by the appropriate member of the Seller Group and shall be effective on and as of the Closing Date.

        7.2.4. On the Closing Date, Curamik shall have cash on hand in the aggregate amount of Euro894,000 which shall remain with, and shall not be transferred from, Curamik through the consummation at the Closing of the transactions contemplated herein and hereby.

        7.2.5. On the Closing Date, Seller shall have delivered the Net Assets Certificate to the Purchaser.

        7.2.6. There shall have been (a) no Material Pre-Closing Claim; (b) no Material Adverse Effect upon the assets, business, operations, employee relations, customer or supplier relations, operating results, prospects or condition (financial or otherwise) of the Companies taken as a whole and (c) no material adverse Federal or state legislative or regulatory change affecting the respective businesses, products or services of the Companies taken as a whole.

8.      INDEMNIFICATION - GENERAL

8.1.    Breach of the Warranties

        8.1.1. If and to the extent any of the representations and warranties set forth in Article 5 is incorrect or not complied with, the legal consequences set forth in this Article 8 shall apply. The Parties acknowledge that the legal consequences set forth in this Article 8, the representations and warranties set forth in
                Article 5 and the commercial, governmental and contractual liabilities set forth in Section 8.2 are homogeneous with and an inseparable part of, this Agreement.

        (a)     If any of the representations and warranties set forth in
                Article 5 is incorrect or not complied with, or if Seller shall become liable with respect to any of the commercial, governmental and contractual liabilities set forth in Section 8.2, then Purchaser shall not be entitled to

                (i) rescind this Agreement in accordance with Sections 437 para 2, 440, 323 and 326 para 5 of the German Civil Code ("Rucktritt").

                (ii) ask for completion or repetition of performance in accordance with Sections 437 para 1 and 439 of the German Civil Code ("Nachbesserung" or "Nacherfullung"). Also, Seller shall not be entitled to conduct such completion or repetition of performance.

32

                (iii) to claim for damages instead of full performance according to Sections 437 para 3, 440, 280, 281, and 311 a German Civil Code ("Schadensersatz statt der ganzen Leistung").

        (b) In case of any Seller's negligence prior to execution of this Agreement, Purchaser's rights according to Section 311 para 2 of the German Civil Code ("culpa in contrahendo") shall be limited to claims for damages. The Purchaser waives any right to rescind this Agreement ("Rucktritt") or claim for adjustment of the Agreement ("Vertragsanpassung").

        (c) The rights excluded by Sections 8.1.1 (a) and (b) are, to the extent legally possible, waived by Purchaser and Seller.

        (d)     If any of the representations and warranties set forth in
                Article 5 is incorrect or not complied with, or if Seller shall become liable with respect to any of the commercial, governmental and contractual liabilities set forth in Section 8.2, then Purchaser shall be entitled to

                (i) reduce the purchase price in accordance with Sections 437 para 2 and 441 of the German Civil Code ("Minderung") and to ask for repayment of the purchase price which shall be calculated in accordance with
                        Section 8.1.1. (f) and limited in accordance with
                        Section 8.5; or

                (ii) damages, excluding damages instead of full performance ("Schadensersatz statt der ganzen Leistung").

        (e) Wherever and to the extent that in this Agreement representations and warranties are given by the Seller "to the best of the Seller's knowledge" or "so far as the Seller is aware" Purchaser waives the right to claim for reduction of the purchase price in accordance with Sections 437 para 2 and 441 of the German Civil Code ("Minderung"). Purchaser's rights shall then be limited to claim for damages exclusively, excluding damages instead of full performance ("Schadensersatz statt der ganzen Leistung") according to Section 8.1.1. (d) (ii). The Parties agree that Seller's breach of such representations and warranties only shall be deemed as negligent according to
                Section 280 para 1 German Civil Code if Seller did not comply with Section 1.2 (c) of this Agreement. The Seller shall have the burden of proof to have complied with its duties according to Section 1.2 (c). Seller's liability and its duty to investigate the correctness of such given representations and warranties shall be limited to the scope of "to the best of the Seller's knowledge" as described in Section 1.2 (c).

        (f) Purchaser's claims for damages may include all costs or losses according to Sections 249 following of the German Civil Code ("ss.ss. 249 ff BGB") that will be necessary to put Purchaser or, at the Purchaser's option, whichever of the Companies shall be affected, into the position it would have been in if the respective representation and warranty had been correct or had been complied

33

                with, including the compensation of any damages, cost, loss or expense incurred by the affected company or the Purchaser as the case may be.

        8.1.2. Purchaser shall notify Seller of an asserted claim for reduction of the Purchase price under this Section 8 within 90 days of its discovery of the material facts. Such notice shall specify the particulars of the claim. In the event that the Seller disputes the Purchaser's claim, such dispute shall be resolved in accordance with the provisions of Article 12 hereof.

        8.1.3. The provisions of Articles 5 and 8 shall survive the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

8.2.    Commercial, Governmental and Contractual Liabilities

        8.2.1. The Seller shall indemnify and hold harmless the Purchaser, any Affiliate of the Purchaser, as well as Aavid Germany and each of the Companies (collectively, the "Indemnitees") with respect to 89.4% of any and all loss, claim or damage (together with all of the Indemnitees' respective reasonable counsel fees pertaining thereto) that any of the Indemnitees may suffer as a result of or with respect to:

        (a) the exercise of any put or call option applying to any shares of Curamik not held by Aavid Germany, Mr. Maier or Dr. Schulz-Harder, and existing prior to the Closing, the exercise of any rights that the holder of any such option may possess and the demand by the holder of any such option may make regarding the performance of any obligations that any member of the Seller Group may owe pursuant to any such option;

        (b) the ownership prior to the Closing by any member of the Seller Group of (a) a limited partnership interest in Sario GmbH & Co KG; and (b) shares of and/or a share capital interest in Sario
        Grundstucks-Vermietungsgesellschaft mbH;

        (c) any claims, actions or proceedings alleging infringement by, seeking payment of damages from and/or requesting injunctive relief against any of the Indemnitees which shall be asserted by (a) any of the holders of US patent nos. 5423376 and 4483810, European patent nos. 0611235 and 0085914, Japanese patent no. 16854871 and French patent no. 9301870; and
        (b) any third party asserting rights against any of the Indemnitees on the basis of the aforementioned patents, so long as the use of the aforementioned patents is consistent with the past practices of Aavid Germany and the Companies;

        (d) any claims, actions or proceedings resulting from events, transactions or occurrences prior to the Closing alleging (a) non-compliance with Environmental Permit requirements; (b) violation of emission and discharge limits or other restrictions set forth in any license, permit or other authorization granted to any of the Companies under any applicable law including any Environmental Law or

34

        Environmental Permit; (c) non-compliance with Environmental Laws regarding the treatment, storage transportation or any other handling of waste; or (d) contamination of soil, soil gas or groundwater;

        (e) the transport prior to the Closing of any caustic solution to BECE Leiterplatten-Chemie GmbH including, but not limited to, any claims, actions or proceedings alleging violation of applicable waste transportation laws and regulations resulting from the transport thereof;

        (f) violations prior to the Closing of workers' health and/or safety laws, regulations, rules and standards disclosed in Schedule 5.21.15 hereto;

        (g) any increase of redundancy payments, as a result of events prior to the Closing, beyond the level common in the industry by the provisions of any social plan concluded between the management and the works council of Curamik concerning redundancies; and

        (h) the requalification of freelancers, individuals holding service agreements other contractual partners of Aavid Germany or any of the Companies as of the Closing as employees thereof including, but not limited to, any liability for the payment of any Taxes and/or Social Security Contributions for any period up to the next termination date for the freelance or other agreements of such individuals.

8.3.    Environmental Remediation Liabilities

        The parties agree that Seller shall cause Curamik to engage the services of a reputable environmental engineering firm, subject to the approval of the Purchaser, which such approval shall not be unreasonably withheld of delayed, to conduct Phase I and Phase II environmental site assessments of the Eschenbach Property. Purchaser shall pay the reasonable fees and expenses of such engineering firm in performing such site assessments. Such site assessments shall be conducted as soon after the execution of this Agreement as is reasonably possible. Prior to commencement of the site assessments, the Parties will agree upon the scope thereof which shall include, but may not be limited to, a determination of the existence or presence of any contamination of soil, gas, water and ground water, buildings and installations as well as the compliance with legal requirements, permits and environmental agreements. Neither of the Parties shall unreasonably delay or withhold its agreement to the determination of such scope. In the event that either of the site assessment reports issued by said engineering firm upon completion of such site assessments reveals or establishes that (a) any of the warranties or representations contained in Section 5.22 is untrue; (b) any Hazardous Material is present at, on, within or beneath the land and buildings comprising the Eschenbach Property in concentrations that are in excess of permissible levels established by the relevant governmental authorities; (c) any provision of any Environmental Law has been violated by reason of the existence or presence of any impermissible substance or condition at, on, within or beneath the land and buildings comprising the Eschenbach Property; and/or (d) any provision, requirement or condition pertaining to any Environmental Permit held by

35

        Curamik with respect to the Eschenbach Property has been violated, Seller shall either reimburse Purchaser or Curamik for all fees, costs and expenses that either of them shall reasonably incur in connection with the repair, remediation and elimination of all Environmental Liabilities resulting therefrom, or Seller shall engage the services of all persons reasonably required to effectuate the repair, remediation and elimination of such Environmental Liabilities, and shall pay all fees, costs and expenses pertaining thereto directly. Upon completion of all work at the Eschenbach Property that shall be required in order to repair, remediate and eliminate of all Environmental Liabilities revealed or established by said reports, the Seller shall undertake and pay for such further site assessments as shall be necessary and appropriate to establish that the Eschenbach Property is in full compliance with all applicable Environmental Laws and Environmental Permits, and shall pay the reasonable fees and expenses of the attorneys and other advisors that Curamik or Purchaser shall engage in order to obtain appropriate findings, pronouncements, orders and approvals of the relevant governmental authorities regarding such compliance.

8.4.    Seller's Liability

        Subject to the limitations and conditions set forth in this Article 8, the Seller shall be liable for any breach of the Warranties set forth in
        Article 5, the commercial, governmental and contractual liabilities set forth in Section 8.2 and the environmental remediation liabilities set forth in Section 8.3.

8.5.    Limitation of Seller's Liability

        8.5.1.  The liability of the Seller shall be limited as follows:

        (a) Seller shall have no liability in respect of any breach or breaches of the Warranties set forth in Article 5 and/or the commercial, governmental and contractual liabilities set forth in Section 8.2 unless 89.4% of the aggregate amount of the liability in respect of all Eligible Claims exceeds the sum of Euro200,000 in which case (subject to the other provisions of this Section 8.5.1) Seller shall be liable for the payment of the aggregate amount thereof.

        (b) Seller's liability for any breach or breaches of any of the warranties and representations set forth in Section 5.4, Seller's obligations pursuant to Section 8.3 hereof and/or either of the Ixys and Ferraz Claims shall not exceed, in the aggregate, the Purchase Price.

        (c) Except as otherwise provided in Section 8.5.1(b), Seller's liability for any breach or breaches of the Warranties set forth in Article 5 and/or the commercial, governmental and contractual liabilities set forth in Section 8.2 shall not exceed, in the aggregate, Euro3,200,000.

        (d) Liability in respect of the Warranties shall terminate:

36

                (i) in respect of matters contained in Section 5.4 (Title), six months after the date the respective statute of limitation for such matters expires;

                (ii) in respect of matters contained in Section 5.12 (Intellectual Property Rights), the second anniversary of the Closing Date;

                (iii) in respect of matters contained in Section 5.22 (Environmental), ten days after Purchaser's receipt of the Phase I and Phase II environmental site assessments referred to in Section 8.3 hereof if such assessments reveal that no Environmental Liabilities exist, otherwise on the 30th day after the earlier of the date all appropriate findings, pronouncements, orders and approvals of the relevant governmental authorities establishing that the Eschenbach Property is in compliance in all material respects with all applicable Environmental Laws and Environmental Permits have been issued or the date that Purchaser ceases to diligently seek to obtain any such findings, pronouncements, orders and approvals.

                (iv) in respect of matters contained in Section 5.25 (Tax) six months after the date the respective statute of limitations for such matters runs, or six months after the final assessment of any Taxes following a tax audit (Betriebsprufung) for the respective Tax and the respective period, whichever first occurs; and

                (v) on December 31, 2003 in respect of all others matters contained in Article 5; except in respect of any claim of which notice, as provided in Section 8.1.3, is given to the Seller before that date.

        (e) Liability in respect of commercial, governmental and contractual liabilities set forth in Section 8.2 shall terminate six months after the date the respective statute of limitation for the relevant matter expires.

        (f) The Seller shall not be obligated to pay any amount in respect of the matter giving rise to a claim of liability to the extent (i) any specific allowance, provision or reserve is made with respect thereto in the Accounts; or (ii) that any recovery is made by Aavid Germany or either of the Companies with respect thereto pursuant to any claim made under any policy of insurance.

        8.5.2. If any deficiency, damage, cost, loss or expense incurred by any of the Companies or the Purchaser, as the case may be, in respect of the breach of any of the Warranties generates a Tax credit, loss or deduction with respect thereto for any of the Companies, the amount of the reduction of the Purchase Price or the indemnity to be paid by the Seller shall be reduced by an amount equal to the actual reduction in Tax that the Companies shall be entitled to receive.

8.6.    Purchaser's Liability

37

        Purchaser shall indemnify and hold Seller harmless with respect to any loss or damage (including Seller's reasonable counsel fees) that Seller may suffer or incur in the event that Purchaser fails to obtain, within 90 days after the Closing Date, any authorizations, consents, approvals or permits of any Governmental Entity that the Purchaser shall be required by law to have in order to consummate the transactions contemplated by this Agreement.

9.      NOTICES

9.1. All notices and other communications hereunder shall be in writing and shall be deemed given if sent by facsimile transmission (if receipt is electronically confirmed) or by a prepaid overnight courier service (if receipt is confirmed in writing) addressed to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

        (a)     In the case of the Seller:

                Aavid Thermal Technologies, Inc.
                One Eagle Square
                Suite 509
                Concord, New Hampshire  03301
                Attention: President
                Facsimile:  +1 603 224 6673

                with a copy to

                Faegre Benson Brendel
                Rechtsanwaelte
                Theodor-Heuss-Allee 108
                60486 Frankfurt am Main
                Germany
                Attention: Ralph Hummel
                Facsimile: +49 69 631561 11


        (b)     In the case of the Purchaser:

                Electrovac Fabrikation Electrotechnischer Spezialartikel GesmbH Aufeldgasse 37-39
                3400 Klosterneuburg
                Austria
                Attention: President
                Facsimile: + 43 2243 450 698

                with a copy to

                Hall Dickler Kent Goldstein & Wood, LLP
                909 Third Avenue, New York, New York  10022, USA

38

                Attention: Steven D. Dreyer
                Facsimile: +1 212 935 3121

10.     TERMINATION; TERMINATION FEE

10.1.   Termination.

        This Agreement may be terminated by written notice by the terminating party to the other Party:

        10.1.1. by the mutual written consent of Purchaser and Seller;

        10.1.2. by Purchaser, if the Seller shall have breached or failed to perform in any respect any of its representations or warranties required to be performed by it under this Agreement (other than breaches that individually or in the aggregate would not materially impair the ability of the Parties to perform on a timely basis their respective obligations under this Agreement or the consummation of the transactions contemplated herein and hereby), and such breach or failure to perform has continued unremedied for ten business days following notice of such breach to Seller by the Purchaser;

        10.1.3. by the Seller, if Purchaser shall have breached or failed to perform in any respect any of its Warranties required to be performed by it under this Agreement (other than breaches that individually or in the aggregate would not materially impair the ability of the Parties to perform on a timely basis their respective obligations under this Agreement or the consummation of the transactions contemplated herein and hereby), and such breach or failure to perform has continued unremedied for ten business days following notice of such breach to Purchaser by the Seller; and

        10.1.4. by the Seller on, or at any time after July 17, 2002 in the event that no Closing occurs on or before such date, and Purchaser fails to obtain, on or before July 10, 2002, the financing commitments that Purchaser shall require in order to pay the Purchase Price.

10.2.   Effect of Termination

        In the event of termination of this Agreement as provided in Section 10.1, this Agreement, upon Delivery of the Deposit by the Escrow Agent pursuant to the applicable provisions of Section 10.3, shall immediately become void and there shall be no liability or obligation on the part of Purchaser or the Seller or their respective officers, directors, shareholders or affiliates, except as set forth in Section 10.3 below; provided, however, that the provisions of Sections 10.2 and 10.3 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

10.3.   Termination Fee

39

        10.3.1. Upon execution of this Agreement, the Purchaser shall deliver the sum of USD 250,000 (the "Deposit") to John Mitchell, Esq., counsel for the Seller (the "Escrow Agent"), who shall hold the deposit in escrow in an interest bearing account and dispose of same pursuant to the provisions of this Agreement.

        10.3.2. Upon the Closing of the transactions contemplated herein and hereby, the Escrow Agent shall deliver the Deposit, together with all interest which shall have accrued thereon, to the Seller, and the amount thereof shall be credited by the Seller as a partial payment of the Purchase Price by the Purchaser.

        10.3.3. In the event that this Agreement (a) is terminated by the Seller pursuant to Section 10.1.4, or (b) fails to close for reasons
                (i) solely caused by the Purchaser, or (ii) solely attributable to the Purchaser including, but not limited to, Purchaser's breach of any warranty or representation contained in Article 6 hereof, or inability to obtain financing in such aggregate amount as it shall require in order to pay the Purchase Price, the Escrow Agent shall deliver the Deposit, together with all interest which shall have accrued thereon, to the Seller, and this Agreement shall thereupon terminate without further liability or obligation on the part of any part to the other.

10.4.   In the event that this Agreement fails to close for reasons which are
        (i) solely caused by the Seller, or (ii) solely attributable to the Seller, the Escrow Agent shall deliver the Deposit, together with all interest which shall have accrued thereon, to the Purchaser, and this Agreement shall thereupon terminate without further liability or obligation on the part of any part to the other.

11.     MISCELLANEOUS

11.1. This Agreement, including the Schedules hereof and the Exhibits hereto, and the documents referred to herein which form a part hereof, contain the entire agreement of the Parties hereto with respect to the subject matter contained herein and therein. All prior negotiations and agreements between the Parties hereto with respect to the transactions provided for herein are superseded by this Agreement.

11.2. No waiver of any of the provisions of this Agreement shall be effective against any party to this Agreement unless reduced in writing and duly signed by such Party. The waiver by any Party of any right hereunder or of any breach of any of the terms hereof or defaults hereunder shall not be deemed a waiver of any other rights or any subsequent breach or default, whether of the same or of a similar nature, and shall not in any way affect the terms hereof except to the extent of such waiver.

11.3. This Agreement can not be amended or modified unless made in writing and duly signed by or on behalf of the Seller and the Purchaser. The provisions of the immediately preceding sentence shall not apply to the extent that a notarial recording of any amendment or modification may be required in connection with the consummation of the

40

        transactions contemplated hereby. In such event, the required amendment or modification shall be notarially recorded.

11.4. If any provision of this Agreement is or becomes illegal, invalid or unenforceable that shall not affect the validity or enforceability of any other provisions of this Agreement.

11.5. This Agreement may not be transferred, assigned, pledged or hypothecated by any Party hereto, other than by operation of law, except that the Purchaser may assign this Agreement to any of its affiliates. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assignees.

11.6. Except as otherwise expressly provided in this Agreement, each Party shall pay its own and its own advisers' fees and expenses (including financial and legal advisors) incurred in connection with the negotiation, execution and closing of this Agreement or the transactions contemplated herein, and the Seller shall bear the fees and expenses of Aavid Germany and the Companies incurred in connection with the negotiation, execution and closing of this Agreement.

11.7. Neither the Purchaser nor any of the members of Seller Group, or any of their respective directors, officers or employees, shall make any disclosure regarding the terms or conditions of this Agreement or the transfer and sale of the Shares to Purchaser without each Party's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Seller shall be entitled to make such disclosures about this Agreement and the transactions contemplated hereby as it may be obligated to make in accordance with the applicable provisions of the United States Securities Exchange Act of 1934 and the regulations promulgated thereunder.

11.8. No failure or delay on the part of any Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

11.9. This Agreement may be executed in any number of counterparts, each of which will be considered an original instrument, but all of which together will be considered one and the same agreement, and will become binding when one or more counterparts have been signed by and delivered to each of the Parties.

12.     GOVERNING LAW AND DISPUTES

12.1. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Federal Republic of Germany excluding the conflicts of laws provisions thereof and the provisions of the CISG.

12.2. Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be exclusively settled by arbitration in accordance with the arbitration rules of the DIS e.V. The arbitral tribunal shall be composed of three arbitrators. The place of arbitration including the making of the award shall be Frankfurt am Main, Germany. The language to be used in the arbitral

41

        proceedings, and in all documents and submissions made to the arbitral tribunal, shall be English. Each party to the arbitral proceedings shall be responsible for its, his or her own and its, his or her own advisers' fees and expenses (including financial and legal advisors), PROVIDED, HOWEVER, that each of the parties to such proceedings shall pay their respective pro rata shares of the fees and other charges imposed by the administrator of such proceedings.

        This deed including Exhibit B was read aloud by in presence of the Notary Public to and approved by the persons appearing and signed by them and the Notary Public in their own hands as follows:

                                    EXHIBIT A

                                    ACCOUNTS
                                    --------

2

                                    EXHIBIT B


to
DEED-NO.___________________/2002

                            SHARE TRANSFER AGREEMENT

                                   I. RECITALS

The Seller holds in the stated capital of

                     AAVID THERMALLOY GERMANY HOLDINGS GMBH

- COMPANY -

with its registered seat in Eschenbach/oberpfalz, business address:

                                 Am Stadtwald 2
                               92676 Eschenbach,
                               Deutschland/Germany

registered in the Commercial Register of the Weiden in der Oberpfalz Local Court under

                                    HRB 2253

in the nominal amount of Euro 25,000.--(Euro twenty five thousand) one share in the nominal amount of Euro 25,000.-- (Euro twenty five thousand).


The share is fully paid in.


                             II. SALE AND ASSIGNMENT

Subject to the condition precedent

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that all Closing Conditions contained in Section 7 of the Share Sale and
Purchase Agreement are fulfilled the Seller hereby assigns his aforementioned share to the Purchaser who hereby accepts the assignment. The condition precedent shall be deemed to be fulfilled as soon as the Parties exchange the following confirmations:

"The Seller/Purchaser herewith confirms that the condition precedent subject to which the assignment of the sole share in Aavid Thermalloy Germany Holdings GmbH was notarized on July 11, 2002 (UR-Nr. _________/2002 by Notary Public Dr. Heinz Keilbach, Passau), is fulfilled and the transfer of the mentioned share therewith has become effective. The fulfillment of other eventually existing conditions precedent is herewith waived."

The aforementioned confirmations have to be sent to the Notary Public respectively by the receiving Party without undue delay after receipt.

                                 III. WARRANTIES

The Seller warrants that his share described in the Recitals hereinabove is legally existing, that the share is not encumbered with any rights of third parties and that the capital contribution is fully paid in and not reimbursed at any time.

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                                IV. PROFIT RIGHTS

The dividend rights for the current business year and all undistributed profits shall accrue to the Purchaser.


                      B. KOSTEN, ABSCHRIFTEN/COSTS, COPIES


Separate certified copies of this Exhibit B, i.e. of the Share Transfer Agreement contained therein shall be forwarded to:

- the Company as notification in accordance with sec. 16 GmbHG (German Act on Companies with Limited Liability),

-       the person appearing,

-       the tax authority competent for the Company,

-       the Commercial Register.

The persons appearing declare that the relevant text for the certification of this deed shall be the German text. In case of a different interpretation of the German and English text, the German text shall therefore prevail.


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                                    EXHIBIT C

           ARTICLES OF ASSOCIATION OF AAVID GERMANY AND THE COMPANIES
           ----------------------------------------------------------


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6


                                    EXHIBIT D

                    FORM OF ASSUMPTION OF SUBSIDY OBLIGATIONS
                    -----------------------------------------


Electrovac Fabrikation Electrotechnischer Spezialartikel GesmbH ("Purchaser") as Purchaser of all Shares in Aavid Thermalloy Germany Holdings GmbH hereby undertakes to assume all guarantee and indemnification obligations from Aavid Thermal Technologies, Inc. ("Seller") directly or indirectly related to the contingent repayment obligation of curamik electronics GmbH in connection with the subsidy granted by the State of Bavaria (represented by the Regierung Oberpfalz) in the amount of DM 1,990,000 (reference no. ("Aktenzeichen") 300.1.-3079-15/95) within 30 days from the date of this Agreement at the latest and will indemnify the Seller from and against any obligations, cost or expenses it may suffer from the above obligations.


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Place                 Date




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Electrovac Fabrikation
Elektrotechnischer Spezialartikel GesmbH